Exhibit 10.29

AMENDMENT TO DISTRIBUTION AGREEMENT

BETWEEN CONCEPTUS INC. AND CONCEPTUS SAS

This amendment (“Amendment”) to the Distribution Agreement (defined below) is effective as of February 27, 2007 (“Amendment Effective Date”) and is made and entered into by and between Conceptus, Inc., having a principal place of business at 331 East Evelyn Street, Mountain View, California 94041 (“Conceptus”), and Conceptus SAS, having a principal place of business at 7/9 rue du Marechal Foch, Versailles, France (“Distributor”).

RECITALS

WHEREAS, Conceptus and Distributor have entered into a distribution agreement dated as of January 17, 2004 (“Distribution Agreement”) pursuant to which Distributor has the right to distribute products of Conceptus in Europe and other geographic areas specified in the Agreement; and

WHEREAS, in connection with an amendment of even date herewith to the Share Purchase and Call Option Agreement between the Conceptus and the shareholders of Distributor (“Amendment to the Share Purchase and Call Option Agreement”), Conceptus and Distributor desire to amend the Agreement in accordance with the terms and conditions of this Amendment to adjust the product price and minimum purchase quantities under the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the promises, representations, and warranties set forth below, the parties agree as follows:

1.             DEFINITIONS.  All terms with initial capital letters that are not defined in this Amendment shall have the meanings given them in the Agreement.

2.             PRICING AND MINIMUM PURCHASE QUANTITY

2.1          Purchase Price

2.1.1       The Distribution Agreement is amended such that the price for each Essure procedure kit purchased by Distributor on or after the Amendment Effective Date in 2007 shall be increased by 61% from the 2007 purchase price specified in Exhibit C, and the price for each such kit purchased in 2008 shall be increased by 100% from the 2008 price specified in Exhibit C.  The purchase price for Essure kits purchased by Distributor during the period from

January 1, 2009 through 2014 shall be the same as the 2008 purchase price as calculated in accordance with this Amendment.

2.1.2       Notwithstanding Section 2.1.1 above, Distributor may purchase 400 Essure procedure kits for $220USD each in calendar year 2007 solely to provide such kits to Distributor’s sub-distributor in Spain. Distributor will purchase such kits to fulfill such sub-distributor’s order for the kits that such sub-distributor receives at no charge in connection with the achievement of certain volumes milestones in Distributor’s contract with such sub-distributor.

2.1.3       For Clarity, the pricing for demo kits and other items specified in Exhibit C of the Distribution Agreement shall remain as specified in Exhibit C.

2.2          Minimum Purchase Quantity.  The Distribution Agreement is amended such that the minimum purchase quantity for 2007 shall be increased by 200% from the minimum purchase quantity for 2007 specified in Exhibit E, and the minimum purchase quantity for 2008 shall be increased by 184% from the 2008 minimum purchase quantity specified in Exhibit E.  The annual minimum purchase quantity for each calendar year during the period from January 1, 2009 through 2014 shall be the same as the minimum purchase quantity for 2008  as calculated in accordance with this amendment.

3.             GENERAL

3.1            This Amendment shall be effective upon the Amendment Effective Date, whereupon the Agreement shall be, and hereby is, amended as set forth herein; provided that this Amendment shall not be effective, and the parties hereto shall have no obligations under this Amendment, unless and until the Amendment to the Share Purchase and Call Option Agreement is executed by Conceptus and the shareholders of Distributor.

3.2          On and after the Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Agreement as amended hereby.

3.3          Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

3.4          This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute a single instrument.

[The signature page is the next page.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives.

CONCEPTUS, INC.

By:	/s/ Mark Sieczkarek

Printed Name: Mark Sieczkarek

Title: President and Chief Executive Officer
and

DISTRIBUTOR

By:	/s/ Yves Guillemain d’Echon

Printed Name: Yves Guillemain d’Echon

Title: President